     As filed with the Securities and Exchange Commission on December 19, 1996
                                                     Registration No. 333-


                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                                     ____________

                                      FORM S-3
                               REGISTRATION STATEMENT
                          UNDER THE SECURITIES ACT OF 1933


                       MERIDIAN MEDICAL TECHNOLOGIES, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                                         52-0898764
(STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

                              10240 OLD COLUMBIA ROAD
                             COLUMBIA, MARYLAND  21046
                                   (410) 309-6830

    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  JAMES H. MILLER
                  CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        MERIDIAN MEDICAL TECHNOLOGIES, INC.
                              10240 OLD COLUMBIA ROAD
                             COLUMBIA, MARYLAND  21046
                                   (410) 309-6830
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                            CODE, OF AGENT FOR SERVICE)


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to distribution or interest reinvestment plans, please check the following box: / /
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with distribution or interest reinvestment plans, check the following box: /X/
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                                 _________________

                          CALCULATION OF REGISTRATION FEE

                                              Proposed          Proposed
                                 Amount        maximum           maximum          Amount of
  Title of each class of         to be      offering price      aggregate        registration
securities to be registered    Registered     per unit      offering price (1)       fee
Common Stock, $.10 par
 value                         2,620,603       $9.125          $23,913,002          $7,247.00

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low sale prices of the Registrant's common stock in the Nasdaq National Market on December 17, 1996.
                                  _________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED December 19, 1996

                                     PROSPECTUS

                        MERIDIAN MEDICAL TECHNOLOGIES, INC.
                          2,620,603 Shares of Common Stock
                             (par value $.10 per share)

     This Prospectus relates to the offering of up to 2,620,603 shares of common stock, $.10 par value ("Common Stock"), of Meridian Medical Technologies, Inc. ("Company"), by certain selling stockholders ("Selling Stockholders"). See "Selling Stockholders." All of the shares of Common Stock offered hereby ("Shares") may be offered from time to time by the Selling Stockholders. See "Plan of Distribution." The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. See "Use of Proceeds."

     The Company issued 1,722,547 Shares, including 13,636 Shares as partial payment for financial advisory services, in connection with the merger of Brunswick Biomedical Corporation ("Brunswick") with and into the Company.
The remaining 898,056 Shares will be issued upon the exercise of outstanding warrants and employee stock options assumed by the Company in connection with the merger.

     The Common Stock is traded on the Nasdaq National Market System under the symbol "MTEC."

     The Shares may be offered from time to time in transactions through the Nasdaq National Market System, in negotiated transactions or by a combination of such methods of sale. The Shares may be offered at fixed prices, which may be changed; at market prices prevailing at the time of sale; at prices related to such prevailing market prices; or at negotiated prices. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Selling Stockholders and any broker executing orders on behalf of the Selling Stockholders may be deemed to be underwriters within the meaning of the Securities Act. Commissions received by underwriters or any such broker may be deemed to be underwriting commissions under the Securities Act. See "Plan of Distribution."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AUTHORITIES NOR HAS THE COMMISSION OR ANY STATE SECURITIES AUTHORITIES PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is December __, 1996

                               AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information can be inspected and copied at the Commission's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained at prescribed rates from the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549.
The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxies and information statements and other information regarding companies that file electronically with the Commission.

     The Company has filed with the Commission a Registration Statement on Form S-3 ("Registration Statement") under the Securities Act, of which this Prospectus is a part. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Shares, reference is made to the Registration Statement, including the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement are qualified in all respects by such reference. The Registration Statement may be inspected by anyone without charge at the principal office of the Commission in Washington, D.C., and copies of all or part of it may be obtained from the Commission upon payment of the prescribed fees.

     The Company's executive offices are located at 10240 Old Columbia Road, Columbia, Maryland 21046, telephone: (410) 309-6830.

     This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. No person has been authorized to give any information or to make any representations, other than as contained in this Prospectus, in connection with the offer contained in this Prospectus and, if given or made, such information or representation must not be relied upon. Neither delivery of this Prospectus nor any sale made pursuant hereto shall, under any circumstances, create any implication that there has been no change in the information set forth herein.

     THIS PROSPECTUS INCORPORATES BY REFERENCE FROM THE COMPANY'S ANNUAL AND QUARTERLY REPORTS AND PROXY STATEMENT DATED OCTOBER 30, 1996 ("PROXY STATEMENT") CERTAIN FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY. SUCH FORWARD LOOKING STATEMENTS ARE BASED ON THE COMPANY'S CURRENT EXPECTATIONS. BECAUSE FORWARD LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, WITHOUT LIMITATION, THOSE IDENTIFIED IN THE COMPANY'S ANNUAL AND QUARTERLY REPORTS AND PROXY STATEMENT, THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS.

                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company (File No. 0-5958) are hereby incorporated in this Prospectus by reference:

     1.   Annual Report on Form 10-K for the year ended July 31, 1996;

     2.   Quarterly Report on Form 10-Q for the quarter ended
          October 31, 1996;

     3.   Current Report on Form 8-K dated September 16, 1996 and
          Current Report on Form 8-K dated December 5, 1996;

     4.   The Company's Proxy Statement dated October 30, 1996; and

     5. Description of the Common Stock included in the Company's registration statement on Form 8-A filed with the Commission on December 30, 1971 under Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which either indicates that all the Shares offered hereby have been sold or withdrawn from registration such Shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to any person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated herein by reference, other than exhibits (unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Requests should be directed to: Meridian Medical Technologies, Inc., 10240 Old Columbia Road, Columbia, Maryland 21046, Attention: Chontelle Woodward (Tel. (410) 309-6830).

                                SELLING STOCKHOLDERS

     The table below sets forth the name of each Selling Stockholder, the number of Shares offered hereby by each Selling Stockholder as of December __, 1996, the number of Shares to be offered hereby by each Selling Stockholder upon the exercise of warrants or stock options, and the nature of any material relationship that the Selling Stockholder has had within the past three years with the Company, its predecessors or affiliates. Because the Selling Stockholders may sell some, all, or none of the Shares offered hereby, no estimate can be made with respect to the aggregate number of Shares that will be owned by each Selling Stockholder upon completion of the offering to which this Prospectus relates.


                                                       Number of      Number of
                                       Number of     Shares Subject    Shares
                                         Shares       to Warrants/   Registered
  Selling Stockholder               Currently Owned      Options        Hereby
  -------------------               ---------------  --------------   ---------

Commonwealth BioVentures V LP(1)(2)     209,653        129,915          339,568

Mylan Laboratories, Inc.                228,673         43,556          272,229

EM Industries, Inc.                     152,449         29,038          181,487

Concord Partners II, LP                 147,515         28,098          175,613

James H. Miller(3)                        3,811        155,238          159,049

Bank Boston Ventures, Inc.              123,215         27,068          150,283

ING (U.S.) Investment Corporation(4)      -            146,302          146,302

Clariden Bank                           121,048         23,056          144,104

Kummell Investments Limited             119,998         22,856          142,854

Commonwealth BioVentures IV LP(2)       107,541         32,843          140,384

Bear Stearns & Co.(5)                    88,624         16,880          105,504

Commonwealth BioVentures III LP(2)       80,921         22,131          103,052

James G. Nichols(6)                      39,845         16,800           56,645

Robert G. Foster(7)                      17,819         29,290           47,109

Lennart Lindberg, Trustee(8)             37,702          8,978           46,680

Maryland Department of Business &
 Economic Development                    19,057         22,688           41,745

Herbert Reinhold(9)                        -            38,850           38,850

Donald R. Gorsuch                        34,471            -             34,471

Bruce D. Ward(10)                          -            31,500           31,500

John Anderson(11)                        29,578            -             29,578



                                                       Number of      Number of
                                       Number of     Shares Subject    Shares
                                         Shares       to Warrants/   Registered
  Selling Stockholder               Currently Owned      Options        Hereby
  -------------------               ---------------  --------------   ---------
Andrew O'Hara(12)                        29,578            -            29,578

GMI/DRI Investment Trust                 19,055          3,629          22,684

David Gruber                              7,620         13,448          21,068

Gloria W. Doubleday                       2,862         16,046          18,908

Lennart Lindberg                         10,199          8,555          18,754

Alpetta Finance Corporation              11,970          2,280          14,250

Lehman Brothers Inc.(13)                 13,636            -            13,636

Dillon, Read & Co., Inc., as agent        9,681         1,844           11,525

Lee & Elizabeth H. Thibodeau              3,811         6,726           10,537

Cudd & Co.(14)                            8,820          1,680          10,500

James J. & Karen L. Esper                 5,999          1,142           7,141

MODL Ventures                             5,999          1,142           7,141

Delaware Charter Guarantee & Trust
 Co.(15)                                  5,670          1,080           6,750

Payson Adams, Jr.                         2,286          4,034           6,320

Newell Augur, Jr.                         1,904          3,361           5,265

Robert S. Whitehead                       4,200            800           5,000

Rand N. Stowell                           3,599            685           4,284

Abraham W. & Linda F. Haddad              2,998            571           3,569

Lahn Fendelander                           -             3,150           3,150

Gerlach & Co.                             2,310            440           2,750

Harold R. & Crawford S. Grogan            2,100            400           2,500

Guarantee & Trust Company(16)             1,554            296           1,850

Laurence H. & Susan F. Wilkerson          1,239            236           1,475

Nathan H. & Alice C. Cook                 1,199            228           1,427

Charles E. & Sara H. Bullock                959            182           1,141

Lexington Partners IV, LP                   915            174           1,089

Flagship Bank & Trust Co.                 -                840             840

Health Advances, Inc.                       464            -               464

           Total . . . . . . . . . .  1,722,547        898,056       2,620,603


(1) Commonwealth BioVentures III Limited Partnership expects to liquidate and distribute its holdings of securities, including the Shares, to its limited partners by December 31, 1996. To the extent required under the Securities Act, a Prospectus Supplement will be filed with the Commission with respect to a particular offering setting forth the name of the selling limited partner and terms of the offering.

(2) Commonwealth BioVentures, Inc. ("CBI") is the general partner of BioVenture Partners Limited Partnership that, in turn, is the general partner and manager of each of Commonwealth BioVentures III Limited Partnership, Commonwealth BioVentures IV Limited Partnership and Commonwealth BioVentures V Limited Partnership.

(3) Mr. Miller is the Chairman, President and Chief Executive Officer of the Company and beneficial owner of approximately 5.6% of the Company's outstanding Common Stock as of November 20, 1996.

(4) Represents Common Stock issuable upon the exchange of nonvoting common stock on a one-for-one basis.

(5)   Nominee for Clariden Asset Management, Inc.

(6) Senior Vice President and General Manager of Brunswick Biomedical Technologies, Inc., a subsidiary of Brunswick.

(7) Mr. Foster is a director of the Company. Mr. Foster also is the President, Chief Executive Officer, Chairman of the Board and principal stockholder of CBI. Includes up to 5,000 shares of Common Stock for a profit sharing plan for the benefit of Mr. Foster. Also includes up to 21,068 shares of Common Stock owned jointly by Mr. Foster and his spouse.

(8) Includes 18,851 shares and 4,489 shares of Common Stock issuable upon the exercise of warrants held as trustee for the benefit of two accounts, respectively.

(9)   Senior Vice President of Brunswick.

(10)  Vice President of Science and Technology of Brunswick.

(11) Employee of and consultant to Brunswick Biomedical Limited ("BBL"), a subsidiary of Brunswick.

(12)  Managing Director of BBL.

(13) Shares issued as partial payment for financial advisory services in connection with the merger.

(14)  Nominee for Clariden Bank.

(15) For the benefit of individual retirement accounts for Mai N. Pogue and Gerald Pogue, respectively.

(16)  For the benefit of an individual retirement account for Mai N. Pogue.

                                  USE OF PROCEEDS

    The Shares offered hereby are for the accounts of the Selling
Stockholders. Accordingly, the Company will not receive any of the proceeds from any sales of the Shares by the Selling Stockholders.

                                PLAN OF DISTRIBUTION

    Any or all of the Shares offered hereby may be sold from time to time by the Selling Stockholders. The Selling Stockholders may sell the Shares in transactions through the Nasdaq National Market System, in negotiated transactions or by a combination of such methods of sale. The Shares may be offered at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Such prices will be determined by each Selling Stockholder or by agreement between a Selling Stockholder and his or her underwriter, broker-dealer or agent.

     To the extent required pursuant to Rule 424 under the Securities Act, a Prospectus Supplement will be filed with the Commission with respect to a particular offering setting forth the terms of any offering, including the name or names of any underwriters or agents, if any, any underwriting discounts and other items constituting underwriters' compensation, the offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If dealers are utilized in the sale of Shares in respect of which this Prospectus is delivered, the Selling Stockholders may sell such Shares to the dealers as principals. The dealers may then resell such Shares to the public at varying prices to be determined by such dealers at the time of resale.
The names of the dealers and the terms of the transaction will be set forth in a Prospectus Supplement relating thereto.

     If an agent is used, the agent will be named, and the terms of the agency and any commissions will be set forth in a Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     Any underwriters, broker-dealers or agents participating in the distribution of the Shares offered hereby may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the Selling Stockholders and/or the purchasers of the Shares for whom they may act. Such compensation may be in excess of customary commissions. In addition, the Selling Stockholders and any underwriters, broker-dealers or agents that participate in the distribution of the Shares may be deemed to be underwriters under the Securities Act (although neither the Company nor the Selling Stockholders so concede), and any profits on the sale of Shares by them and any discounts, commissions or concessions received by any of such persons may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Registration Rights Agreement between the Company and each of the Selling Stockholders ("Registration Rights Agreement") provides that the Company will pay all the expenses incident to the Registration Statement and certain other expenses related to the offering of the Shares, other than underwriting fees, discounts or commissions attributable to the sale of the Shares. The Registration Rights Agreement also provides that the Company will indemnify the Selling Stockholders against certain liabilities and expenses in connection with the Registration Statement.

     The Selling Stockholders are not restricted as to the price or prices at which they may sell Shares. Such sales may have an adverse effect on the market price of the Common Stock. Moreover, the Selling Stockholders are not restricted as to the number of Shares that may be sold at any one time, and it is possible that a significant number of Shares could be sold at the same time, which also may have an adverse effect on the market price of the Common Stock.

                                      EXPERTS

     The consolidated financial statements of the Company as of July 31, 1996 and 1995 and for each of the three years ended July 31, 1996, included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1996, incorporated herein by reference, have been audited by Price Waterhouse LLP, independent accountants, as set forth in their report thereon and incorporated herein by reference. The financial statements of the Company and its subsidiaries are incorporated herein in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Brunswick Biomedical Corporation as of June 30, 1996 and for the year then ended, included in the Company's Proxy Statement dated October 30, 1996, incorporated herein by reference, have been audited by Price Waterhouse LLP, independent public accountants, as set forth in their report thereon and incorporated herein by reference. The financial statements of Brunswick Biomedical Corporation and its subsidiaries are incorporated herein in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Brunswick Biomedical Corporation as of June 30, 1995 and 1994 and for each of the years then ended, included in the Company's current report on Form 8-K dated December 5, 1996, incorporated herein by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance on the authority of said firm as experts in giving such reports.

     Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and auditors' reports, which financial statements and schedules will have been examined to the extent and for the periods set forth in such reports by the firm or firms rendering such reports, and, to the extent so examined and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                   LEGAL OPINION

     Arnold & Porter, Washington, D.C., has delivered its legal opinion to the effect that the issuance and sale of the Shares offered hereby were duly authorized by the Company and that such Shares have been, or will be when issued, validly issued, fully paid and nonassessable.

                                      PART II

                     INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


SEC Filing Fee                                         $  7,247.00
Accounting Fees and Expenses                           $ *
Legal Fees and Expenses                                $ *
Blue Sky Fees and Expenses                             $ *
Printing and Engraving Expenses                        $ *
Miscellaneous                                          $ *
                                                       -------------
Total                                                  $ *
                                                       -------------
                                                       -------------

_____________________________
* To be supplied by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees and agents, against expenses (including attorneys' fees) and, in the case of actions, suits or proceedings brought by third parties, against judgment, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding.

         The Registrant's First Amended and Restated Certificate of Incorporation, as amended ("Certificate of Incorporation"), also provides for indemnification as permitted by the Delaware General Corporation Law. Reference is made to the Certificate of Incorporation.

         The Registrant has purchased insurance insuring officers and directors of the Registrant against certain liabilities incurred in their capacities as such to insure the Registrant against any payments which it is obligated to make to such persons under the foregoing indemnification provisions.

         As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation eliminates the personal liability of its directors to the Registrant and its stockholders, in certain circumstances, for monetary damages arising from a breach of the director's duty of care.

ITEM 16.  EXHIBITS.

Exhibit No.         Description


2.1 Agreement and Plan of Merger dated September 11, 1996 (incorporated by reference herein from Exhibit 6(a) to Amendment No. 1 to Schedule 13D filed by Brunswick dated September 13, 1996)

4.1 Form of warrant to be issued by the Registrant to former holders of Brunswick preferred stock (incorporated by reference herein from Exhibit 4.1 to Form 8-K filed by the Registrant dated December 5, 1996)

4.2 Forms of warrants assumed and to be issued by the Registrant in connection with the merger with Brunswick (incorporated by reference herein from Exhibit 4.2 to Form 10-Q filed by the Registrant for the quarter ended October 31, 1996)

5.1                 Opinion of Arnold & Porter*

23.1                Consent of Price Waterhouse LLP

23.2                Consent of Arthur Andersen LLP

23.3                Consent of Arnold & Porter (included as part of Exhibit 5.1)

24                  Powers of Attorney
----------------------------
* To be filed by amendment.

ITEM 17.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement,

               PROVIDED, HOWEVER, that the undertakings set forth in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Howard, State of Maryland, on December 19, 1996.

                                   MERIDIAN MEDICAL TECHNOLOGIES, INC.



                                   By: /s/ JAMES H. MILLER
                                       ---------------------------------------
                                       James H. Miller
                                       Chairman, President and Chief Executive
                                        Officer




         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


Name                     Title                              Date
----                     -----                              -----


/s/ JAMES H. MILLER      Chairman, President and            December 19, 1996
-----------------------  Chief Executive Officer
James H. Miller          (Principal Executive Officer)




/s/ JEFFREY W. CHURCH    Senior Vice President, Finance     December 19, 1996
-----------------------  and Chief Financial Officer
Jeffrey W. Church        (Principal Financial and
                         Accounting Officer)




      *                  Director                           December 19, 1996
-----------------------
Bruce M. Dresner

      *                  Director                           December 19, 1996
----------------------
Robert G. Foster




      *                  Director                           December 19, 1996
----------------------
E. Andrews Grinstead, III




      *                  Director                           December 19, 1996
----------------------
David L. Lougee





* /s/ JAMES H. MILLER                                       December 19, 1996
----------------------
James H. Miller
Attorney-in-fact

                                 INDEX TO EXHIBITS

Exhibit No.    Description
-----------    ------------
2.1            Agreement and Plan of Merger dated September 11, 1996
               (incorporated by reference herein from Exhibit 6(a) to Amendment No. 1 to Schedule 13D filed by Brunswick dated
               September 13, 1996)

4.1 Form of warrant to be issued by the Registrant to former holders of Brunswick preferred stock (incorporated by reference herein from Exhibit 4.1 to Form 8-K filed by the Registrant dated December 5, 1996)

4.2 Forms of warrants assumed and to be issued by the Registrant in connection with the merger with Brunswick (incorporated by reference herein from Exhibit 4.2 to Form 10-Q filed by the Registrant for the quarter ended October 31, 1996)

5.1            Opinion of Arnold & Porter*

23.1           Consent of Price Waterhouse LLP

23.2           Consent of Arthur Andersen LLP

23.3           Consent of Arnold & Porter (included as part of Exhibit 5.1)

24             Powers of Attorney
----------------------------
* To be filed by amendment.